As filed with the Securities and Exchange Commission on November 3, 2020 Registration No. 333-145066

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

M.D.C. HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	84-0622967
(State of Incorporation)	(I.R.S. Employer Identification No.)

4350 South Monaco Street, Suite 500
Denver, Colorado 80237
(Address of Principal Executive Offices)
M.D.C. Holdings, Inc. 2001 Equity Incentive Plan
M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors
(Full Title of the Plan)
Joseph H. Fretz, Esq.
Secretary and Corporate Counsel
M.D.C. Holdings, Inc.
4350 South Monaco Street, Suite 500
Denver, Colorado 80237
(303) 773-1100
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Garth B. Jensen, Esq.
Sherman & Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, CO 80202
(303) 297-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION

The Registration Statement on Form S-8 (Registration No. 333-145066) (the “Registration Statement”) of M.D.C. Holdings, Inc., a Delaware corporation (“MDC”), pertaining to the registration of 6,316,701 shares of common stock, par value $0.01 per share, of MDC pursuant to the M.D.C. Holdings, Inc. 2001 Equity Incentive Plan and the M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors (the “Plans”), to which this Post-Effective Amendment No. 1 relates, was originally filed with the Securities and Exchange Commission on August 2, 2007.

No further securities will be issued under the Registration Statement. In accordance with an undertaking made by MDC in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of MDC which remain unsold at the termination of the offering, MDC hereby removes from registration all securities registered under the Registration Statement that remain unsold.
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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 3rd day of November, 2020.

M.D.C. HOLDINGS, INC.

By:    /s/ Rebecca Givens
Rebecca Givens
Senior Vice President and General Counsel

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Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Larry A. Mizel Larry A. Mizel	Executive Chairman of the Board of Directors (Principal Executive Officer)	November 3, 2020
/s/ David D. Mandarich David D. Mandarich	Director, President and Chief Executive Officer	November 3, 2020
/s/ Robert N. Martin Robert N. Martin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 3, 2020
/s/ Staci M. Woolsey Staci M. Woolsey	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 3, 2020
/s/ Raymond T. Baker Raymond T. Baker	Director	November 3, 2020
/s/ Michael A. Berman Michael A. Berman	Director	November 3, 2020
/s/ David E. Blackford David E. Blackford	Director	November 3, 2020
/s/ Herbert T. Buchwald Herbert T. Buchwald	Director	November 3, 2020
/s/ Leslie B. Fox Leslie B. Fox	Director	November 3, 2020
/s/ Courtney L. Mizel Courtney L. Mizel	Director	November 3, 2020
/s/ Paris G. Reece III Paris G. Reece III	Director	November 3, 2020
/s/ David Siegel David Siegel	Director	November 3, 2020
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